UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2022

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PAVM	The Nasdaq Stock Market LLC
Series Z Warrants to Purchase Common Stock	PAVMZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2022, PAVmed Inc. (the “PAVmed”) entered into a securities purchase agreement (the “SPA”) with an accredited investor (the “Investor”), for the sale of up to $50,000,000 in initial principal amount of Senior Secured Convertible Notes (the “Notes”), in a registered direct offering (the “Offering”), for a purchase price equal to $1,000 for each $1,100 in principal amount of Notes.

The Company expects to consummate an initial closing for the sale of $27,500,000 in principal amount of Notes on or about April 4, 2022. Subject to certain conditions being met or waived, from time to time after such time that stockholder approval for an increase in the Company’s authorized shares from 150 million to 250 million is obtained, but before March 31, 2024, one or more additional closings for up to the remaining principal amount of Notes may occur, upon five trading days’ notice by us to the Investor. The aggregate principal amount of Notes that may be offered in the additional closings may not be more than $22,500,000. The Investor’s obligation to purchase the Notes at each additional closing is subject to certain conditions set forth in the SPA (including minimum price and volume thresholds, maximum ratio of debt to market capitalization, and minimum market capitalization), which may be waived by the Required Holders (as defined in the SPA). Under the SPA, the Investor will be required to purchase Notes in the additional closings if such conditions are met or waived. In addition, from and after March 31, 2023, the Investor may by written notice to the Company elect to require the Company to issue up to $22,500,000 in initial principal amount of Notes, so long as in doing so it would not cause the ratio of (a) the outstanding principal amount of the Notes (including the additional Notes), accrued and unpaid interest thereon and accrued and unpaid late charges to (b) the Company’s average market capitalization over the prior ten trading days, to exceed 25%. If the Company fails to complete the sale of the additional Notes contemplated by any such written notice, or if the Investor is unable to deliver any such notice prior to March 31, 2024 as a result of the limitation described in the preceding sentence, then the Company will be obligated to pay a break-up fee to the Investor at such time in an aggregate amount equal to $1,350,000.

The Offering is being made by us directly to the Investor, without an underwriter or placement agent. The Company will not pay any selling commission to any party in connection with the Offering, although it will pay a financial advisory fee equal to 1.8% of the gross proceeds from the Offering to an independent financial advisor.

The Company estimates that the net cash proceeds will be approximately $24.4 million from the initial closing of the Offering, after deducting the estimated expenses of the Offering, and will be approximately $20.4 million from the additional closings of the Offering, after deducting the estimated expenses of the Offering, assuming the sale of all of the Notes.

The Offering is being made pursuant to the Company’s existing shelf registration statement on Form S-3 (Registration No. 333-261814), which was filed with the Securities and Exchange Commission (“SEC”) on December 21, 2021 and declared effective by the SEC on January 7, 2022. A prospectus supplement relating to the Offering, together with the accompanying base prospectus included in the registration statement, are being filed with the SEC on April 4, 2022.

The SPA

The SPA contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the SPA, the Company also agreed to the following additional covenants:

●	During the period through and including the 90th day after March 31, 2024 (or such later date as is agreed between the parties), the Company may not issue any securities that would cause a breach of the Notes, file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to any securities other than the shares underlying the Notes, amend or modify any outstanding warrants of the Company, issue, offer, sell, grant any option or right to purchase, or otherwise dispose of any equity or equity-linked or related security, any debt, any preferred stock or any purchase rights, subject to certain exceptions, including issuances at a price greater than $5.00 per share.

●	So long as any of the Notes remain outstanding, the Company will not effect or enter an agreement to effect any variable rate transaction.

●	The Company will hold a stockholder meeting, by no later than July 31, 2022, to approve resolutions (the “Stockholder Resolutions”) authorizing (i) an increase in the authorized shares of the Company’s common stock from 150 million to 250 million shares, and (ii) the issuance of shares of the Company’s common stock under the Notes for the purposes of compliance with the stockholder approval rules of The Nasdaq Stock Market (“Nasdaq”). The Company will be obligated to continue to seek stockholder approval quarterly until such approval is obtained.

In addition, under the SPA, the Company granted the purchasers in the Offering participation rights in future offerings of any equity or equity-linked or related security, any debt, any preferred stock or any purchase rights, during the three years after the closing (or the date no Notes remain outstanding, if later) in an amount of up to 100% of the securities being sold in such offerings.

Pursuant to the SPA, the Company entered into voting agreements (each, a “Voting Agreement”) with certain of its stockholders holding an aggregate of approximately 7.6% of the Company’s common stock (each a “Stockholder”), pursuant to which each Stockholder agreed to vote the shares of the Company’s common stock now owned or hereafter acquired by him in favor of the Stockholder Resolutions.

The Notes

General. Each Note will accrue interest at a rate of 7.875% per annum and will mature on the second anniversary of its issuance (the “Maturity Date”), subject to the right of the noteholders to extend the Maturity Date under certain circumstances. The Notes are required to be senior to all our other indebtedness, other than certain permitted indebtedness.

Security. The Notes will be secured by all our existing and future assets (including those of the Company’s significant subsidiaries, other than Lucid and its subsidiaries), but including only 9.99% of Lucid’s outstanding common stock held by the Company, pursuant to a security agreement by and between the Company and the Investor (the “Security Agreement”).

Voluntary Conversion. All or any portion of the principal amount of each Note, plus accrued and unpaid interest and any late charges thereon, is convertible at any time, in whole or in part, at the noteholder’s option, into shares of the Company’s common stock at an initial fixed conversion price of $5.00 per share, subject to certain adjustments.

Alternate Conversion. At any time during an Event of Default Redemption Right Period (as defined in the Notes), a noteholder may alternatively elect to convert all or any portion of the Notes at an alternate conversion price equal to the lower of: (i) the fixed conversion price then in effect, and (ii) the lowest of 80% of the VWAP of the Company’s common stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable notice of conversion, 80% of the VWAP of the Company’s common stock as of the trading day of the delivery or deemed delivery of the applicable notice of conversion, and 80% of the average VWAP of the Company’s common stock for each of the two trading days with the lowest VWAP of the Company’s common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the delivery or deemed delivery of the applicable notice of conversion, but in the case of clause (ii), not less than the Floor Price (as defined in the Notes).

Installments. On the date that is six months after a Note’s issuance, on the 1st and 10th trading day of each calendar month thereafter, and on the Maturity Date (each, an “Installment Date”), the Company will make an amortization payment on each Note in an amount equal to the initial principal balance of the Note divided by the total number of such amortization payments (such that the entire initial principal balance will be repaid by the Maturity Date), plus any amounts that have been deferred or accelerated to the applicable Installment Date (as described below), plus all accrued and unpaid interest and any late charges (the “Installment Amount”). Each amortization payment will be satisfied in shares of the Company’s common stock, subject to certain customary equity conditions (including minimum price and volume thresholds) (the “Equity Conditions”), at 100% of the Installment Amount (an “Installment Conversion”) or otherwise (or at our option, in whole or in part) in cash at 115% of the Installment Amount (an “Installment Redemption”). If the Company effects an Installment Conversion, the Company will convert all or a portion of the Installment Amount into shares of our common stock at an installment conversion price per share equal to the lower of (i) the fixed conversion price then in effect and (ii) 82.5% of the average VWAP of the Company’s common stock for each of the two trading days with the lowest VWAP of the Company’s common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the applicable Installment Date, but in the case of clause (ii), not less than the Floor Price.

Deferral. A noteholder may, at its election, defer the payment of all or any portion of the Installment Amount due on any Installment Date to another Installment Date.

Acceleration. On any day during the period starting on an Installment Date and ending on the trading day immediately prior to the next Installment Date (the “Installment Period”), a noteholder may, at its election, accelerate the conversion of other Installment Amounts at an acceleration conversion price per share equal to the lower of (i) the installment conversion price for the most recent Installment Date, and (ii) 82.5% of the average VWAP of the Company’s common stock for each of the two trading days with the lowest VWAP of the Company’s common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the acceleration date, but in the case of clause (ii), not less than the Floor Price.

Reallocation. A noteholder may, at its election, reallocate all or any portion of the Installment Amount for an Installment Date to a later date during the Installment Period, with such reallocated amount converted at a reallocation conversion price per share equal to the lower of: (i) the fixed conversion price then in effect, and (ii) the lower of (x) the installment conversion price for the such Installment Date, and (y) 82.5% of the average VWAP of the Company’s common stock for each of the two trading days with the lowest VWAP of the Company’s common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the reallocation date, but in the case of clause (y), not less than the Floor Price.

Change of Control. Upon a Change of Control (as defined in the March 2022 Notes), a noteholder may require us to redeem all, or any portion, of the Notes at a price equal to 115% the greater of: (i) the outstanding value of the Notes; (ii) the underlying value of the shares then issuable upon conversion of the note (without regard to any limitation on conversion set forth in the Notes); and (iii) the Change of Control consideration attributable to underlying value of the shares then issuable upon conversion of the Note (without regard to any limitation on conversion set forth in the Notes).

Beneficial Ownership Limitation. A noteholder will not have the right to convert any portion of the Notes, to the extent that, after giving effect to such conversion, the noteholder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion (the “Maximum Percentage”). The noteholder may from time to time increase the Maximum Percentage to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase.

Nasdaq Limitation. Unless the Company obtains the approval of its stockholders as required by The Nasdaq Stock Market LLC (“Nasdaq”), the Company will be prohibited from issuing any shares of common stock upon conversion of the Notes or otherwise pursuant to the terms of the Notes, if the issuance of such shares of common stock would exceed 19.99% of the Company’s outstanding shares of common stock as of March 31, 2022 or otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching our obligations under the rules and regulations of Nasdaq.

Events of Default. The Notes provide for certain Events of Default, including, among other things, any breach of the covenants described below and any failure of both Lishan Aklog, M.D., the Company’s Chairman and Chief Executive Officer, to serve as its Chief Executive Officer and Dennis McGrath, the Company’s President and Chief Financial Officer, to serve as its Chief Executive Officer or Chief Financial Officer. In connection with an Event of Default, the noteholder may require us to redeem all or any portion of the March 2022 Notes, in cash, at a price equal to the greater of (i) 132.5% of the conversion amount being redeemed and (ii) the number of shares issuable upon conversion of the conversion amount to be redeemed at the fixed conversion price then in effect, multiplied by the greatest closing sale price of our common stock on any trading day during the period beginning on the date immediately before the Event of Default and ending on the date of redemption.

Covenants. The Company will be subject to certain customary affirmative and negative covenants regarding the rank of the Notes, the incurrence of indebtedness, the existence of liens, the repayment of indebtedness and the making of investments, the payment of cash in respect of dividends, distributions or redemptions, the transfer of assets, the maturity of other indebtedness, and transactions with affiliates, among other customary matters. The Company also will be subject to financial covenants requiring that (i) the amount of the Company’s available cash equal or exceed $8,000,000 at all times, (ii) the ratio of (a) the outstanding principal amount of the Notes, accrued and unpaid interest thereon and accrued and unpaid late charges to (b) the Company’s average market capitalization over the prior ten trading days, not exceed 30%, and (iii) that the Company’s market capitalization shall at no time be less than $75 million.

Additional Information

The SPA, the form of Note, the form of Security Agreement and the form of Voting Agreement are attached hereto as Exhibit 10.1, 4.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. A copy of the opinion of Graubard Miller relating to the legality of the issuance and sale of the securities in the Offering is attached hereto as Exhibit 5.1. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The SPA, the form of Note, the form of Security Agreement and the form of Voting Agreement have been included to provide investors and security holders with information regarding their terms. The documents are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the SPA and the form of Note were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 4, 2022, the Company’s majority-owned subsidiary, Lucid Diagnostics Inc. (“Lucid”), issued a press release announcing that a newly updated American College of Gastroenterology clinical guideline supports esophageal precancer screening to prevent highly lethal esophageal cancer utilizing Lucid’s EsoGuard DNA Test on samples collected with its EsoCheck Cell Collection Device. Lucid also provided an update on, and planned response to, a proposed Local Coverage Determination on molecular testing for esophageal precancer and cancer published by Medicare Administrative Contractor Palmetto GBA’s MolDX Program, triggering a comment period in advance of a public meeting. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1*	Form of Senior Secured Convertible Note.
5.1	Opinion of Graubard Miller.
10.1*	Form of Securities Purchase Agreement.
10.2*	Form of Security Agreement.
10.3	Form of Voting Agreement.
23.1	Consent of Graubard Miller (included as part of Exhibit 5.1).
99.1	Press release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedule and exhibits to this exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2022
PAVMED INC.

	By:	/s/ Dennis M. McGrath
Dennis M. McGrath
President and Chief Financial Officer